Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports Third Quarter Results; In line With Expectations
PITTSBURGH, Pa., November 20, 2008 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended November 1, 2008. The results include the operating results of Golf Galaxy and Chick’s Sporting Goods from their respective acquisition dates of February 13, 2007 and November 30, 2007.
Third Quarter Results
The Company reported net income for the third quarter ended November 1, 2008 of $9.2 million, or $0.08 per diluted share, excluding the impact of costs related to the Golf Galaxy integration. These results include a benefit to the Company’s earnings of approximately $0.01 per diluted share from a tax settlement. The third quarter earnings per diluted share are in line with earnings guidance provided on August 21, 2008 of $0.04 — 0.08 per diluted share. For the third quarter ended November 3, 2007, net income and earnings per diluted share were $12.2 million and $0.10, respectively.
Including the pre-tax impact of costs related to the Golf Galaxy integration of $3.1 million, or $0.02 per diluted share, the Company reported net income for the third quarter ended November 1, 2008 of $7.4 million, or $0.06 per diluted share.
Net sales for the quarter increased 10.2% to $924.2 million due to the opening of new stores, the inclusion of Chick’s Sporting Goods in this year’s quarterly results and a 2.8% decrease in comparable store sales. The 2.8% consolidated same store sales decline consisted of a 2.5% decrease in Dick’s Sporting Goods stores and a 7.4% decline in the Golf Galaxy stores. Chick’s Sporting Goods was acquired on November 30, 2007 and is excluded from the comparable store sales calculation.
“We are pleased to generate results in line with our expectations, particularly in light of the current environment,” said Edward W. Stack, Chairman, CEO and President. “In these difficult times, we are carefully growing the business, successfully managing inventory and enforcing strict expense controls.”
Golf Galaxy Integration
By the end of this fiscal year, the Company expects to integrate Golf Galaxy’s operations. Costs related to the integration were $3.1 million in the third quarter. The Company estimates $4.0 million will be incurred in the fourth quarter of 2008. Merger and integration costs include the expense of severance, retention, office closure and related taxes. The Pro-forma to GAAP reconciliation is included in a table later in the release under the heading “Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation.”
New Stores
In the third quarter, the Company opened 26 Dick’s Sporting Goods stores and one Golf Galaxy store. The stores that opened in the third quarter are listed in a table later in the release under the heading “Store Count and Square Footage.” The Company also converted one Chick’s Sporting Goods store.

Year-to-Date Results
The Company reported net income for the 39 weeks ended November 1, 2008 of $75.5 million, or $0.64 per diluted share, excluding the costs associated with the integration of Golf Galaxy. For the 39 weeks ended November 3, 2007, net income and earnings per diluted share were $81.9 million and $0.71, respectively. The Pro-forma to GAAP reconciliation is included in a table later in the release under the heading “Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation.”
Including the integration costs related to Golf Galaxy, which totals $6.2 million, or $0.05 per diluted share, the Company reported net income for the 39 weeks ended November 1, 2008 of $69.3 million, or $0.59 per diluted share.
Net sales increased 9% to $2,922.6 million primarily due to the opening of new stores, the inclusion of Chick’s Sporting Goods in this year’s results and a comparable store sales decrease of 3.7%. Year-to-date comparable store sales exclude Golf Galaxy and Chick’s Sporting Goods.
Balance Sheet
At the end of the third quarter, inventory per square foot was 4.4% less than in 2007 on a pro-forma consolidated basis and 5.3% less per square foot for Dick’s Sporting Goods stores only. The Company ended the quarter with approximately $185 million in outstanding borrowings on its $350 million line of credit and expects to end fiscal 2008 with no outstanding borrowings on the revolving credit facility. The Company has also amended its credit agreement to exercise the accordion feature and increase the aggregate revolving loan commitments by $90 million to a total of $440 million, under the same terms and conditions.
Current 2008 Outlook
Considering current business trends, the uncertainty in the overall economic environment and the unpredictability of consumer behavior approaching the holiday season, the Company is lowering its guidance for the year and the fourth quarter.
The Company’s current outlook for 2008 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
•	Full Year 2008
•	Based on an estimated 117 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.13 - 1.20, excluding costs from the Golf Galaxy integration. The Company anticipates reporting earnings per diluted share of approximately $1.06 — 1.13, including the integration costs. Earnings per diluted share for the full year 2007 were $1.33.

•	Comparable store sales, which include Dick’s Sporting Goods stores only, are expected to decrease approximately 5 to 4%. The comparable store sales calculation for the full year excludes the Golf Galaxy and Chick’s Sporting Goods stores.

•	The Company has opened 43 new Dick’s Sporting Goods stores, relocated one Dick’s Sporting Goods store and converted one Chick’s Sporting Goods store to a Dick’s Sporting Goods store, completing the new store program for Dick’s Sporting Goods stores in 2008. The Company expects to open ten new Golf Galaxy stores in 2008.

•	Fourth Quarter 2008
•	Based on an estimated 117 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.49 — 0.56, excluding costs from the Golf Galaxy integration. The Company anticipates reporting earnings per diluted share of approximately $0.47 — 0.54, including the Golf Galaxy integration costs. Earnings per diluted share for the fourth quarter of 2007 were $0.62.

•	Comparable store sales are expected to decrease approximately 10 to 6%, which compares to a 3.4% increase in the fourth quarter last year, as adjusted for the shifted retail calendar. The comparable store sales calculation for the fourth quarter includes Golf Galaxy stores and excludes the Chick’s Sporting Goods stores.

•	The Company expects to open four new Golf Galaxy Stores.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the third quarter and year-to-date results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the web cast will be archived on the Company’s web site for 30 days. In addition, a dial-in replay will be available shortly after the call. To listen to the replay, investors should dial 888-286-8010 (domestic callers) or 617-801-6888 (international callers) and enter confirmation code 39979255. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, changes in macroeconomic factors and market conditions, including the housing market and fuel costs, that impact the level of consumer spending for the types of merchandise sold by the Company, potential volatility in our stock price and the tightening of availability and higher costs associated with current and new sources of credit resulting from uncertainty in financial markets, changes in consumer demand, the retailing environment and customer preferences and spending habits, competitive pressures, currency exchange rate fluctuations, weather conditions, litigation, risks and costs associated with combining businesses and/or assimilating acquired companies and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 as filed with the Securities and Exchange Commission on March 27, 2008, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on October 19, 2007 to our stockholders of record on September 28, 2007.

About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of November 1, 2008, the Company operated 384 Dick’s Sporting Goods stores in 39 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 85 stores in 30 states, ecommerce websites and catalog operations and Chick’s Sporting Goods, Inc., which operates 14 specialty sporting goods stores in Southern California.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration & Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	November 1,	% of	November 3,	% of
	2008	Sales (1)	2007	Sales (1)

Net sales	$924,191	100.00%	$838,831	100.00%
Cost of goods sold, including occupancy and distribution costs	671,091	72.61	600,168	71.55

GROSS PROFIT	253,100	27.39	238,663	28.45

Selling, general and administrative expenses	228,861	24.76	209,303	24.95
Pre-opening expenses	7,541	0.82	7,678	0.92
Merger and integration costs	3,096	0.33	—	—

INCOME FROM OPERATIONS	13,602	1.47	21,682	2.58

Interest expense, net	2,902	0.31	1,725	0.21

INCOME BEFORE INCOME TAXES	10,700	1.16	19,957	2.38

Provision for income taxes	3,307	0.36	7,724	0.92

NET INCOME	$7,393	0.80%	$12,233	1.46%

EARNINGS PER COMMON SHARE:
Basic	$0.07		$0.11
Diluted	$0.06		$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,906		110,804
Diluted	116,774		118,305

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	39 Weeks Ended
	November 1,	% of	November 3,	% of
	2008	Sales	2007	Sales (1)

Net sales	$2,922,596	100.00%	$2,675,806	100.00%
Cost of goods sold, including occupancy and distribution costs	2,090,731	71.54	1,894,063	70.78

GROSS PROFIT	831,865	28.46	781,743	29.22

Selling, general and administrative expenses	686,495	23.49	620,059	23.17
Pre-opening expenses	16,146	0.55	17,518	0.65
Merger and integration costs	5,975	0.20	—	—

INCOME FROM OPERATIONS	123,249	4.22	144,166	5.39

Gain on sale of asset	(2,356)	(0.08)	—	—
Interest expense, net	6,989	0.24	8,560	0.32

INCOME BEFORE INCOME TAXES	118,616	4.06	135,606	5.07

Provision for income taxes	49,334	1.69	53,741	2.01

NET INCOME	$69,282	2.37%	$81,865	3.06%

EARNINGS PER COMMON SHARE:
Basic	$0.62		$0.75
Diluted	$0.59		$0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,556		108,827
Diluted	116,979		116,092

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	November 1,	November 3,	February 2,
	2008	2007	2008
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,646	$39,657	$50,307
Accounts receivable, net	85,872	68,841	62,035
Income taxes receivable	31,521	294	—
Inventories, net	1,142,233	1,024,817	887,364
Prepaid expenses and other current assets	45,579	42,711	50,274
Deferred income taxes	18,360	3,888	19,714

Total current assets	1,365,211	1,180,208	1,069,694

Property and equipment, net	550,070	504,114	531,779
Construction in progress — leased facilities	1,627	13,179	23,744
Intangible assets, net	99,000	80,778	80,038
Goodwill	303,736	266,912	304,366
Other assets:
Deferred income taxes	25,908	—	6,366
Investments	1,905	5,174	3,225
Other	22,726	20,240	16,423

Total other assets	50,539	25,414	26,014

TOTAL ASSETS	$2,370,183	$2,070,605	$2,035,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$509,214	$466,679	$365,750
Accrued expenses	210,780	216,537	228,816
Deferred revenue and other liabilities	77,719	71,296	104,549
Income taxes payable	—	—	62,583
Current portion of other long-term debt and capital leases	219	152	250

Total current liabilities	797,932	754,664	761,948

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	184,827	140,313	—
Other long-term debt and capital leases	8,441	8,278	8,685
Non-cash obligations for construction in progress — leased facilities	1,627	13,179	23,744
Deferred revenue and other liabilities	213,937	175,644	180,238

Total long-term liabilities	581,332	509,914	385,167

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	857	848	848
Class B common stock	262	264	263
Additional paid-in capital	450,510	405,732	416,423
Retained earnings	538,256	395,803	468,974
Accumulated other comprehensive income	1,034	3,380	2,012

Total stockholders’ equity	990,919	806,027	888,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,370,183	$2,070,605	$2,035,635

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	November 1,	November 3,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,282	$81,865
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	65,826	55,567
Deferred income taxes	(17,901)	(12,920)
Stock-based compensation	20,199	22,490
Excess tax benefit from stock-based compensation	(1,537)	(34,606)
Tax benefit from exercise of stock options	333	4,902
Tax benefit from convertible bond hedge	2,248	2,084
Gain on sale of asset	(2,356)	—
Changes in assets and liabilities:
Accounts receivable	(1,685)	(24,857)
Income taxes payable/receivable	(91,695)	45,220
Inventories	(254,869)	(312,379)
Prepaid expenses and other assets	(9,135)	2,875
Accounts payable	137,360	150,745
Accrued expenses	(16,045)	17,068
Deferred construction allowances	17,452	28,388
Deferred revenue and other liabilities	(5,303)	(8,813)

Net cash (used in) provided by operating activities	(87,826)	17,629

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(159,928)	(119,959)
Purchase of corporate aircraft	(25,107)	—
Proceeds from sale of corporate aircraft	27,463	—
Proceeds from sale-leaseback transactions	24,278	17,568
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	—	(222,095)

Net cash used in investing activities	(133,294)	(324,486)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	184,827	140,313
Payments on other long-term debt and capital leases	(273)	(140)
Construction allowance receipts	10,424	8,324
Proceeds from sale of common stock under employee stock purchase plan	2,986	2,466
Proceeds from exercise of stock options	6,976	29,568
Excess tax benefit from stock-based compensation	1,537	34,606
Increase (decrease) in bank overdraft	6,104	(4,739)

Net cash provided by financing activities	212,581	210,398

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(122)	174

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,661)	(96,285)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,307	135,942

CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,646	$39,657

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$(22,117)	$92
Accrued property and equipment	$(7,966)	$(4,835)
Cash paid for interest	$6,511	$9,239
Cash paid for income taxes	$160,850	$10,346
Stock options issued for acquisition	$7,123	$9,117

Store Count and Square Footage
The stores that opened during the third quarter of 2008 are as follows:

DICK’S SPORTING GOODS
Store	Market	Store	Market

Manahawkin, NJ	NJ North	Irving, TX	Dallas
S.W. Orlando, FL	Orlando	Knightdale, NC	Raleigh/Durham
Baton Rouge, LA	Baton Rouge	Alcoa, TN	Knoxville
Austin (Bee Caves), TX	Austin	Anderson, SC	Spartanburg
Harker Heights, TX	Killeen/Waco	Yorkville, IL	Chicago
Danville, VA	Roanoke/Lynchburg	Oro Valley, AZ	Tuscon
Highland, IN	Indianapolis	Memphis, TN	Memphis
Southglenn, CO	Denver	Fort Myers, FL	Fort Myers
S. Aurora, CO	Denver	Allen, TX	Dallas
Grafton, WI	Milwaukee	Bradley, IL	Chicago
Kenosha, WI	Milwaukee	Dale City, VA	Washington, DC
Glendale, AZ	Phoenix	Sangertown, NY	Utica
Horseheads, NY (relo)	Elmira	Selinsgrove, PA	Scranton/Wilkes Barre
Roseville, MN	Minneapolis

GOLF GALAXY

Store	Market

Jacksonville, FL	Jacksonville
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2008				Fiscal 2007
	Dick’s		Chick’s		Dick’s
	Sporting	Golf	Sporting		Sporting	Golf
	Goods	Galaxy	Goods	Total	Goods	Galaxy	Total
Beginning stores	340	79	15	434	294	65	359
Q1 New	8	4	—	12	15	10	25
Q2 New	9	1	—	10	6	2	8
Q3 New	26	1	—	27	25	—	25
Q3 Converted	1	—	(1)	—	—	—	—

Ending stores	384	85	14	483	340	77	417

Relocated stores	1	—	—	1	1	—	1

Square Footage:
(in millions)

	Dick’s		Chick’s
	Sporting	Golf	Sporting
	Goods	Galaxy	Goods	Total
Q1 2007	17.4	1.1	—	18.5
Q2 2007	17.8	1.1	—	18.9
Q3 2007	19.0	1.2	—	20.2
Q4 2007	19.0	1.3	0.8	21.1

Q1 2008	19.5	1.3	0.8	21.6
Q2 2008	20.0	1.3	0.8	22.1
Q3 2008	21.4	1.4	0.7	23.5

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for merger and integration costs and pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Pro-forma Net Income and Pro-forma Earnings Per Share Reconciliation
(in thousands, except per share data):

	Fiscal 2008
	13 Weeks Ended November 1, 2008

		Merger and	Non-GAAP
	As	Integration	Pro-forma
	Reported	Costs	Total

Net sales	$924,191	$—	$924,191
Cost of goods sold, including occupancy and distribution costs	671,091	—	671,091

GROSS PROFIT	253,100	—	253,100

Selling, general and administrative expenses	228,861	—	228,861
Pre-opening expenses	7,541	—	7,541
Merger and integration costs	3,096	(3,096)	—

INCOME FROM OPERATIONS	13,602	3,096	16,698

Interest expense, net	2,902	—	2,902

INCOME BEFORE INCOME TAXES	10,700	3,096	13,796

Provision for income taxes	3,307	(1,240)	4,547

NET INCOME	$7,393	$1,856	$9,249

EARNINGS PER COMMON SHARE:
Basic	$0.07
Diluted	$0.06	$0.02	$0.08
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,906		111,906
Diluted	116,774		116,774

	Fiscal 2008
	39 Weeks Ended November 1, 2008

		Merger and	Non-GAAP
	As	Integration	Pro-forma
	Reported	Costs	Total

Net sales	$2,922,596	$—	$2,922,596
Cost of goods sold, including occupancy and distribution costs	2,090,732	—	2,090,732

GROSS PROFIT	831,864	—	831,864

Selling, general and administrative expenses	686,492	—	686,492
Pre-opening expenses	16,145	—	16,145
Merger and integration costs	5,975	(5,975)	—

INCOME FROM OPERATIONS	123,252	5,975	129,227

Gain on sale of asset	(2,356)	—	(2,356)
Interest expense, net	6,990	—	6,990

INCOME BEFORE INCOME TAXES	118,618	5,975	124,593

Provision for income taxes, excluding tax impact of non deductible executive separation costs	46,720	(2,359)	49,079
Tax impact of non deductible executive separation costs	2,615	2,615	—

Provision for income taxes	49,335	256	49,079

NET INCOME	$69,283	$6,231	$75,514

EARNINGS PER COMMON SHARE:
Basic	$0.62
Diluted	$0.59	$0.05	$0.64

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,556		111,556
Diluted	116,979		116,979
Note: Costs related to the Golf Galaxy integration total $8.6 million, which includes $6.0 million of pre tax “merger and integration costs” and $2.6 million included in the Company’s provision for income taxes reflecting the “tax impact of non deductible executive separation costs”. The net income impact of costs related to the Golf Galaxy integration equals $6.2 million, which includes $3.6 million for the after tax amount of “merger and integration costs” and the $2.6 million included in the Company’s provision for income taxes reflecting the “tax impact of non deductible executive separation costs.”

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy is included in the quarterly comparable store base beginning in Q2 2008, which is the first full quarter following the anniversary of the date of acquisition.

	Dick’s
	Sporting	Golf
	Goods	Galaxy	Consolidated
13 weeks ended November 3, 2007	-2.5%	-2.7%	-2.5%

13 weeks ended November 3, 2007 — shifted (1)	-1.0%	4.7%	-0.6%

39 weeks ended November 3, 2007	2.3%	2.2%	2.3%

39 weeks ended November 3, 2007 — shifted (1)	1.7%	2.8%	1.8%

39 weeks ended November 1, 2008	-3.4%	-6.7%	-3.7%

(1)	Adjusted for the shifted retail calendar
Pro-forma Inventory Per Square Foot
The following pro-forma inventory per square foot calculations present the change in consolidated inventory per square foot, adjusting last year’s inventory to include Chick’s Sporting Goods as well as the change in inventory per square foot for Dick’s Sporting Goods only.

	November 1,		November 3,
	2008		2007

Consolidated inventory	$1,142,233		$1,024,817
Add: Chick’s Sporting Goods inventory	—		44,418

Pro-forma consolidated inventory	1,142,233	A	1,069,235	A
Less: Chick’s Sporting Goods and Golf Galaxy inventory	(130,510)		(120,736)

Dick’s Sporting Goods inventory	1,011,723	C	948,499	C

Consolidated square feet	23,531		20,287
Add: Chick’s Sporting Goods square feet	—		768

Pro-forma consolidated square feet	23,531	B	21,055	B
Less: Chick’s Sporting Goods and Golf Galaxy square feet	(2,089)		(2,013)

Dick’s Sporting Goods square feet	21,442	D	19,042	D

Pro-forma consolidated inventory per square foot (A/B)	48.54		50.78
% decrease 2008 compared to 2007	-4.4%

Dick’s Sporting Goods inventory per square foot (C/D)	47.18		49.81
% decrease 2008 compared to 2007	-5.3%

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	November 1,	November 3,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$7,393	$12,233
Provision for income taxes	3,307	7,724
Interest expense, net	2,902	1,725
Depreciation and amortization	23,614	17,531
Less: Depreciation and amortization (merger integration)	(351)	—
Add: Merger and integration costs	3,096	—

EBITDA	$39,961	$39,213

% increase in EBITDA	2%

	39 Weeks Ended
	November 1,	November 3,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$69,282	$81,865
Provision for income taxes	49,334	53,741
Interest expense, net	6,989	8,560
Depreciation and amortization	65,826	55,567
Less: Depreciation and amortization (merger integration)	(451)	—
Add: Merger and integration costs	5,975	—
Less: Gain on sale of asset	(2,356)	—

EBITDA	$194,599	$199,733

% decrease in EBITDA	-3%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	39 Weeks Ended
	November 1,	November 3,
	2008	2007
	(dollars in thousands)
Gross capital expenditures	$(159,928)	$(119,959)
Proceeds from sale-leaseback transactions	24,278	17,568
Changes in deferred construction allowances	17,452	28,388
Construction allowance receipts	10,424	8,324

Net capital expenditures	$(107,774)	$(65,679)